S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.net www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Second Quarter 2016 Results and Declares Second Quarter Dividend

Indiana, Pa. – July 21, 2016 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its second quarter 2016 earnings. Second quarter earnings were $17.1 million, or $0.49 per diluted share, compared to first quarter of 2016 earnings of $16.1 million, or $0.46 per diluted share, and second quarter of 2015 earnings of $18.2 million, or $0.52 per diluted share.

Second Quarter of 2016 Highlights:

•	Return on average assets was 1.05% and return on average equity was 8.37%.

•	Total portfolio loans increased $212 million, or 16.4% annualized, compared to the first quarter of 2016, representing the fifth consecutive quarter of growth greater than $100 million.

•	Total deposits increased $102 million, or 8.2% annualized, compared to the first quarter of 2016.

•	The efficiency ratio was 54.37% for the second quarter of 2016.

•	Nonperforming loans decreased $8.9 million, or 17.2%, compared to the first quarter of 2016.

•	S&T declared a $0.19 per share dividend compared to $0.18 in the same period a year ago, an increase of 5.6%.

“I like how we are positioned from a future organic growth perspective,” said Todd Brice, president and chief executive officer of S&T. “We are seeing growth from our southwestern Pennsylvania markets and also from our newer markets in Ohio, New York and southcentral Pennsylvania.”

Net Interest Income

Net interest income was $49.7 million for the second quarter of 2016 compared to $49.6 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) decreased 9 basis points to 3.44% compared to 3.53% in the prior quarter. Net interest margin (FTE) compression was due to higher funding costs, the sale of our credit card portfolio in the first quarter of 2016 and pressure on loan yields. Average loans increased $162 million while the yield on loans decreased 6 basis points compared to the prior quarter. Total interest-bearing deposit costs increased by 6 basis points due to our focus on growing customer deposits.

Asset Quality

Total nonperforming loans decreased $8.9 million to $42.9 million, or 0.79% of total loans, at June 30, 2016 compared to $51.8 million, or 1.0% of total loans, at March 31, 2016. Net loan charge-offs were $3.0 million for the second quarter of 2016 compared to $2.8 million in the prior quarter. The provision for loan losses decreased $0.2 million to $4.8 million in the second quarter of 2016 compared to $5.0 million in the first quarter of 2016. The allowance for loan losses for originated loans was $52.2 million, or 1.09% of total originated loans, at June 30, 2016 compared to $50.3 million, or 1.11% of total originated loans, at March 31, 2016.

S&T Earnings Release -2

Noninterest Income and Expense

Noninterest income decreased $3.4 million to $12.4 million for the second quarter of 2016 compared to $15.8 million in the first quarter of 2016. During the first quarter of 2016 approximately $3.1 million of gains were recognized including a $2.1 million gain for the sale of the credit card portfolio and a $1.0 million curtailment gain related to the freezing of our qualified and nonqualified defined benefit pension plans. Insurance fees decreased $0.6 million primarily due to annual profit sharing received from insurance carriers during the first quarter of 2016.

Noninterest expense decreased $3.6 million to $34.8 million compared to $38.4 million for the first quarter of 2016 primarily due to a decrease in salaries and employee benefits of $3.3 million. Approximately $2.8 million of the decrease related to reductions in benefit accruals and employee incentive plans. Additionally, $0.5 million of the decrease related to pension expense from freezing our qualified and nonqualified defined benefit pension plans at the end of the first quarter of 2016. Other expense decreased $0.7 million primarily due to the timing of charitable contributions. The increase in data processing of $0.6 million related to the timing of projects.

Financial Condition

Total assets increased $195 million to $6.7 billion at June 30, 2016 compared to $6.5 billion at March 31, 2016. Commercial loans grew $199 million during the quarter, or a 20.1% annualized rate, with growth in all commercial categories. Consumer loans grew $12.5 million, or a 4.2% annualized rate, with growth in residential mortgage and home equity loans. Total deposits increased $102 million, or an 8.2% annualized rate, to over $5.1 billion at June 30, 2016 as a result of our strategic focus to increase customer deposits. S&T’s risk-based capital ratios decreased slightly this quarter due to strong risk weighted asset growth. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.19 per share cash dividend at its regular meeting held July 18, 2016. The dividend is payable August 18, 2016 to shareholders of record on August 4, 2016. Dividends declared in the second quarter of 2016 increased to $0.19, or 5.6%, compared to $0.18 for the second quarter of 2015.

Conference Call

S&T will host its second quarter 2016 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 21, 2016. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2016 Conference Call” and follow the instructions.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $6.7 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com or www.stbank.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as

S&T Earnings Release -3

net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2016	2016	2015
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$52,019	$51,158	$48,933
Investment securities:
Taxable	2,580	2,553	2,394
Tax-exempt	915	942	998
Dividends	336	366	286
Total Interest Income	55,850	55,019	52,611

INTEREST EXPENSE
Deposits	5,029	4,254	3,051
Borrowings and junior subordinated debt securities	1,113	1,128	749
Total Interest Expense	6,142	5,382	3,800

NET INTEREST INCOME	49,708	49,637	48,811
Provision for loan losses	4,848	5,014	2,059
Net Interest Income After Provision for Loan Losses	44,860	44,623	46,752

NONINTEREST INCOME
Securities (losses) gains, net	—	—	(34)
Service charges on deposit accounts	3,065	2,999	2,877
Debit and credit card fees	2,869	2,786	3,020
Wealth management fees	2,630	2,752	2,930
Insurance fees	1,205	1,774	1,391
Mortgage banking	578	529	782
Gain on sale of credit card portfolio	—	2,066	—
Other	2,101	2,911	2,417
Total Noninterest Income	12,448	15,817	13,383

NONINTEREST EXPENSE
Salaries and employee benefits	17,626	20,902	17,455
Data processing	2,723	2,111	2,555
Net occupancy	2,688	2,950	2,682
Furniture and equipment	1,719	1,929	1,582
Marketing	1,075	901	1,193
Professional services and legal	1,047	947	801
FDIC insurance	994	940	808
Other taxes	896	1,100	1,159
Merger related expenses	—	—	866
Other	5,985	6,636	6,348
Total Noninterest Expense	34,753	38,416	35,449

Income Before Taxes	22,555	22,024	24,686
Provision for income taxes	5,496	5,931	6,498

Net Income	$17,059	$16,093	$18,188

Per Share Data
Shares outstanding at end of period	34,916,358	34,901,210	34,812,723
Average shares outstanding - diluted	34,764,565	34,739,514	34,681,180
Average shares outstanding - two-class method	34,909,563	34,749,281	34,804,031
Diluted earnings per share (1)	$0.49	$0.46	$0.52
Dividends declared per share	$0.19	$0.19	$0.18
Dividend yield (annualized)	3.11%	2.95%	2.43%
Dividends paid to net income	38.75%	41.02%	34.37%
Book value	$23.63	$23.23	$22.15
Tangible book value (3)	$15.17	$14.76	$13.65
Market value	$24.45	$25.76	$29.59

Profitability Ratios (annualized)
Return on average assets	1.05%	1.01%	1.21%
Return on average tangible assets (4)	1.12%	1.08%	1.29%
Return on average shareholders' equity	8.37%	8.06%	9.52%
Return on average tangible shareholders' equity (5)	13.30%	13.00%	15.79%
Efficiency ratio (FTE) (2)	54.37%	57.19%	55.63%

S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	For the Six Months Ended June 30,
(dollars in thousands, except per share data)	2016	2015
INTEREST INCOME
Loans, including fees	$103,177	$88,859
Investment securities:
Taxable	5,134	4,777
Tax-exempt	1,857	2,018
Dividends	702	872
Total Interest Income	110,870	96,526

INTEREST EXPENSE
Deposits	9,284	6,058
Borrowings and junior subordinated debt securities	2,240	1,398
Total Interest Expense	11,524	7,456

NET INTEREST INCOME	99,346	89,070
Provision for loan losses	9,863	3,266
Net Interest Income After Provision for Loan Losses	89,483	85,804

NONINTEREST INCOME
Securities (losses) gains, net	—	(34)
Service charges on deposit accounts	6,064	5,459
Debit and credit card fees	5,655	5,736
Wealth management fees	5,382	5,853
Insurance fees	2,979	3,041
Mortgage banking	1,107	1,308
Gain on sale of credit card portfolio	2,066	—
Other	5,012	4,104
Total Noninterest Income	28,265	25,467

NONINTEREST EXPENSE
Salaries and employee benefits	38,528	34,235
Data processing	4,835	4,876
Net occupancy	5,638	5,270
Furniture and equipment	3,648	2,808
Marketing	1,976	2,009
Professional services and legal	1,994	1,324
FDIC insurance	1,934	1,503
Other taxes	1,995	2,002
Merger related expenses	—	3,167
Other	12,621	11,876
Total Noninterest Expense	73,169	69,070

Income Before Taxes	44,579	42,201
Provision for income taxes	11,427	11,178

Net Income	$33,152	$31,023

Per Share Data:
Average shares outstanding - diluted	34,747,663	32,988,295
Average shares outstanding - two-class method	34,865,459	33,083,499
Diluted earnings per share (1)	$0.95	$0.94
Dividends declared per share	$0.38	$0.36
Dividends paid to net income	39.85%	37.42%

Profitability Ratios (annualized)
Return on average assets	1.03%	1.11%
Return on average tangible assets (8)	1.10%	1.18%
Return on average shareholders' equity	8.22%	8.75%
Return on average tangible shareholders' equity (9)	13.15%	13.85%
Efficiency ratio (FTE) (2)	55.81%	58.80%

S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2016	2016	2015
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$94,991	$121,669	$146,582
Securities available-for-sale, at fair value	683,479	677,221	666,624
Loans held for sale	11,999	11,739	13,634
Commercial loans:
Commercial real estate	2,388,786	2,260,231	2,054,935
Commercial and industrial	1,385,746	1,334,119	1,239,382
Commercial construction	398,122	379,293	344,983
Total Commercial Loans	4,172,654	3,973,643	3,639,300
Consumer loans:
Residential mortgage	671,665	650,544	599,502
Home equity	480,204	467,671	457,813
Installment and other consumer	58,139	76,189	94,437
Consumer construction	5,602	8,701	7,446
Total Consumer Loans	1,215,610	1,203,105	1,159,198
Total portfolio loans	5,388,264	5,176,748	4,798,498
Allowance for loan losses	(52,213)	(50,347)	(48,814)
Total portfolio loans, net	5,336,051	5,126,401	4,749,684
Goodwill	291,670	291,670	291,204
Other assets	256,015	250,462	266,000
Total Assets	$6,674,205	$6,479,162	$6,133,728

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,220,568	$1,212,231	$1,182,124
Interest-bearing demand	662,509	619,617	703,797
Money market	700,219	643,795	633,175
Savings	1,033,077	1,047,871	1,093,057
Certificates of deposit	1,503,945	1,494,411	1,247,262
Total Deposits	5,120,318	5,017,925	4,859,415

Securities sold under repurchase agreements	48,479	60,025	46,235
Short-term borrowings	550,000	355,000	230,975
Long-term borrowings	15,888	116,468	118,228
Junior subordinated debt securities	45,619	45,619	45,619
Other liabilities	68,851	73,324	62,027
Total Liabilities	5,849,155	5,668,361	5,362,499

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	825,050	810,801	771,229
Total Liabilities and Shareholders' Equity	$6,674,205	$6,479,162	$6,133,728

Capitalization Ratios
Shareholders' equity / assets	12.36%	12.51%	12.57%
Tangible common equity / tangible assets (6)	8.30%	8.33%	8.14%
Tier 1 leverage ratio	8.92%	8.98%	8.92%
Common equity tier 1 capital	9.70%	9.74%	9.59%
Risk-based capital - tier 1	10.06%	10.11%	9.97%
Risk-based capital - total	11.52%	11.57%	11.48%

S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2016		2016		2015
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$5,281,769	4.05%	$5,119,275	4.11%	$4,764,852	4.20%
Taxable investment securities	547,501	1.95%	531,467	1.98%	513,639	1.94%
Tax-exempt investment securities	133,908	4.21%	135,252	4.28%	136,824	4.49%
Federal Home Loan Bank and other restricted stock	22,017	4.32%	22,592	4.72%	22,166	3.42%
Interest-bearing deposits with banks	38,233	0.47%	48,159	0.54%	65,246	0.25%
Total Interest-earning Assets	6,023,428	3.85%	5,856,745	3.89%	5,502,727	3.94%

Noninterest-earning assets	520,720		520,017		537,348
Total Assets	$6,544,148		$6,376,762		$6,040,075

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$639,424	0.17%	$603,227	0.13%	$660,058	0.15%
Money market	478,448	0.37%	410,260	0.22%	427,354	0.19%
Savings	1,030,357	0.19%	1,061,117	0.18%	1,073,360	0.16%
Certificates of deposit	1,384,988	0.97%	1,270,652	0.90%	1,120,256	0.68%
Brokered deposits	371,182	0.54%	395,647	0.51%	347,013	0.32%
Total Interest-bearing deposits	3,904,399	0.52%	3,740,903	0.46%	3,628,041	0.34%
Securities sold under repurchase agreements	52,443	0.01%	64,303	0.01%	45,017	0.01%
Short-term borrowings	366,942	0.64%	329,389	0.62%	228,505	0.33%
Long-term borrowings	54,588	1.30%	116,705	0.95%	78,912	0.98%
Junior subordinated debt securities	45,619	3.10%	45,619	2.99%	49,905	2.93%
Total Interest-bearing Liabilities	4,423,991	0.56%	4,296,919	0.50%	4,030,380	0.38%

Noninterest-bearing demand	1,229,020		1,205,149		1,175,620
Other liabilities	71,601		71,870		67,500
Shareholders' equity	819,536		802,824		766,575
Total Liabilities and Shareholders' Equity	$6,544,148		$6,376,762		$6,040,075

Net Interest Margin (7)		3.44%		3.53%		3.67%

S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

	For the Six Months Ended June 30,
(dollars in thousands)	2016		2015
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Loans	$5,200,522	4.08%	$4,445,515	4.11%
Taxable investment securities	539,484	1.96%	509,271	1.95%
Tax-exempt investment securities	134,580	4.25%	139,501	4.45%
Federal Home Loan Bank and other restricted stock	22,305	4.52%	18,815	7.20%
Interest-bearing deposits with banks	43,196	0.51%	65,410	0.23%
Total Interest-earning Assets	5,940,087	3.87%	5,178,512	3.87%

Noninterest-earning assets	520,368		479,561
Total Assets	$6,460,455		$5,658,073

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$621,325	0.15%	$546,663	0.12%
Money market	444,354	0.30%	395,324	0.19%
Savings	1,045,737	0.19%	1,062,911	0.16%
Certificates of deposit	1,327,820	0.95%	1,056,254	0.77%
CDARS and brokered deposits	383,415	0.52%	304,023	0.33%
Securities sold under repurchase agreements	58,373	0.01%	42,542	0.01%
Short-term borrowings	348,165	0.63%	232,451	0.33%
Long-term borrowings	85,647	1.06%	49,165	1.37%
Junior subordinated debt securities	45,619	3.05%	48,547	2.85%
Total Interest-bearing Liabilities	4,360,455	0.53%	3,737,880	0.40%

Noninterest-bearing demand	1,217,084		1,138,912
Other liabilities	71,736		66,080
Shareholders' equity	811,180		715,201
Total Liabilities and Shareholders' Equity	$6,460,455		$5,658,073

Net Interest Margin (10)		3.48%		3.58%

	2016		2016		2015
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$10,887	0.46%	$15,244	0.67%	$7,309	0.36%
Commercial and industrial	11,342	0.82%	14,209	1.07%	3,143	0.25%
Commercial construction	8,182	2.06%	9,993	2.63%	4,472	1.30%
Total Nonperforming Commercial Loans	30,411	0.73%	39,446	0.99%	14,924	0.41%
Consumer loans:
Residential mortgage	9,283	1.38%	9,012	1.39%	2,010	0.34%
Home equity	3,168	0.66%	3,267	0.70%	2,026	0.44%
Installment and other consumer	43	0.07%	109	0.14%	179	0.19%
Total Nonperforming Consumer Loans	12,494	1.03%	12,388	1.03%	4,215	0.36%
Total Nonperforming Loans	$42,905	0.79%	$51,834	1.00%	$19,139	0.40%

S&T Bancorp, Inc.	S&T Earnings Release -	9
Consolidated Selected Financial Data
Unaudited

	2016	2016	2015
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs
Charge-offs	$3,496	$3,628	$1,755
Recoveries	(514)	(814)	(404)
Net Loan Charge-offs	$2,982	$2,814	$1,351

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$1,624	($307)	$237
Commercial and industrial	(81)	2,491	903
Commercial construction	943	(2)	(1)
Total Commercial Loan Charge-offs	2,486	2,182	1,139
Consumer loans:
Residential mortgage	158	18	110
Home equity	37	121	(31)
Installment and other consumer	340	564	147
Consumer construction	(39)	(71)	(14)
Total Consumer Loan Charge-offs	496	632	212
Total Net Loan Charge-offs	$2,982	$2,814	$1,351

	For the Six Months Ended June 30,
(dollars in thousands)	2016	2015
Loan Charge-offs
Charge-offs	$7,123	$3,205
Recoveries	(1,326)	(842)
Net Loan Charge-offs	$5,797	$2,363

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$1,317	$200
Commercial and industrial	2,410	1,495
Commercial construction	942	(2)
Total Commercial Loan Charge-offs	4,669	1,693
Consumer loans:
Residential mortgage	176	331
Home equity	158	(3)
Installment and other consumer	904	366
Consumer construction	(110)	(24)
Total Consumer Loan Charge-offs	1,128	670
Total Net Loan Charge-offs	$5,797	$2,363

S&T Bancorp, Inc.	S&T Earnings Release -	10
Consolidated Selected Financial Data
Unaudited

	2016	2016	2015
	Second	First	Second
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$42,905	$51,834	$19,139
Assets acquired through foreclosure or repossession	328	297	750
Nonperforming assets	43,233	52,131	19,889
Troubled debt restructurings (nonperforming)	15,028	9,291	8,927
Troubled debt restructurings (performing)	20,598	22,761	32,560
Total troubled debt restructurings	35,626	32,052	41,487
Nonperforming loans / loans	0.79%	1.00%	0.40%
Nonperforming assets / loans plus OREO	0.80%	1.00%	0.41%
Allowance for loan losses / originated loans	1.09%	1.11%	1.23%
Allowance for loan losses / total portfolio loans	0.97%	0.97%	1.02%
Allowance for loan losses / nonperforming loans	122%	97%	255%
Net loan charge-offs (recoveries)	$2,982	$2,814	$1,351
Net loan charge-offs (recoveries)(annualized) / average loans	0.23%	0.22%	0.11%

		For the Six Months Ended June 30,
(dollars in thousands)		2016	2015
Asset Quality Data
Net loan charge-offs (recoveries)		$5,797	$2,363
Net loan charge-offs (recoveries)(annualized) / average loans		0.22%	0.11%

S&T Bancorp, Inc.	S&T Earnings Release -	11
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:
(1) Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2016	2016	2015
	Second	First	Second
	Quarter	Quarter	Quarter

(3) Tangible Book Value (non-GAAP)
Total shareholders' equity	$825,050	$810,801	$771,229
Less: goodwill and other intangible assets, net of deferred tax liability	(295,347)	(295,614)	(296,065)
Tangible common equity (non-GAAP)	$529,703	$515,187	$475,164
Common shares outstanding	34,916	34,901	34,813
Tangible book value (non-GAAP)	$15.17	$14.76	$13.65

(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$68,612	$64,724	$72,952
Plus: amortization of intangibles net of tax (annualized)	1,071	1,198	1,347
Net income before amortization of intangibles (annualized)	69,683	65,922	74,299

Average total assets	6,544,148	6,376,762	6,040,075
Less: average goodwill and other intangibles, net of deferred tax liability	(295,487)	(295,829)	(295,886)
Average tangible assets (non-GAAP)	$6,248,661	$6,080,933	$5,744,189
Return on average tangible assets (non-GAAP)	1.12%	1.08%	1.29%

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$68,612	$64,724	$72,952
Plus: amortization of intangibles net of tax (annualized)	1,071	1,198	1,347
Net income before amortization of intangibles (annualized)	69,683	65,922	74,299

Average total shareholders' equity	819,536	802,824	766,575
Less: average goodwill and other intangibles, net of deferred tax liability	(295,487)	(295,829)	(295,886)
Average tangible equity (non-GAAP)	$524,049	$506,995	$470,689
Return on average tangible equity (non-GAAP)	13.30%	13.00%	15.79%

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$825,050	$810,801	$771,229
Less: goodwill and other intangible assets, net of deferred tax liability	(295,347)	(295,614)	(296,065)
Tangible common equity (non-GAAP)	529,703	515,187	475,164

Total assets	6,674,205	6,479,162	6,133,728
Less: goodwill and other intangible assets, net of deferred tax liability	(295,347)	(295,614)	(296,065)
Tangible assets (non-GAAP)	$6,378,858	$6,183,548	$5,837,663
Tangible common equity to tangible assets (non-GAAP)	8.30%	8.33%	8.14%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$55,850	$55,019	$52,611
Less: interest expense	(6,142)	(5,382)	(3,800)
Net interest income per consolidated statements of net income	49,708	49,637	48,811
Plus: taxable equivalent adjustment	1,762	1,722	1,494
Net interest income (FTE) (non-GAAP)	51,470	51,359	50,305
Net interest income (FTE) (annualized)	207,011	206,565	201,773
Average earning assets	$6,023,428	$5,856,745	$5,502,727
Net interest margin - (FTE) (non-GAAP)	3.44%	3.53%	3.67%

S&T Bancorp, Inc.	S&T Earnings Release -	12
Consolidated Selected Financial Data
Unaudited

	For the Six Months Ended June 30,
	2016	2015

(8) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$66,668	$62,560
Plus: amortization of intangibles net of tax (annualized)	1,135	1,133
Net income before amortization of intangibles (annualized)	67,803	63,693

Average total assets	6,460,455	5,658,073
Less: average goodwill and other intangibles, net of deferred tax liability	(295,658)	(255,318)
Average tangible assets (non-GAAP)	$6,164,797	$5,402,755
Return on average tangible assets (non-GAAP)	1.10%	1.18%

(9) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$66,668	$62,560
Plus: amortization of intangibles net of tax (annualized)	1,135	1,133
Net income before amortization of intangibles (annualized)	67,803	63,693

Average total shareholders' equity	811,180	715,201
Less: average goodwill and other intangibles, net of deferred tax liability	(295,658)	(255,318)
Average tangible equity (non-GAAP)	$515,522	$459,883
Return on average tangible equity (non-GAAP)	13.15%	13.85%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$110,870	$96,526
Less: interest expense	(11,524)	(7,456)
Net interest income per consolidated statements of net income	99,346	89,070
Plus: taxable equivalent adjustment	3,484	2,886
Net interest income (FTE) (non-GAAP)	102,830	91,956
Net interest income (FTE) (annualized)	206,790	185,435
Average earning assets	$5,940,087	$5,178,512
Net interest margin - (FTE) (non-GAAP)	3.48%	3.58%